UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report (date of earliest event reported): November 10, 2005
MARTIN MIDSTREAM PARTNERS L.P.
(Exact name of Registrant as specified in its charter)

DELAWARE	000-50056	05-0527861
(State of incorporation	(Commission file number)	(I.R.S. employer identification number)
or organization)

4200 STONE ROAD
KILGORE, TEXAS	75662
(Address of principal executive offices)	(Zip code)
Registrant’s telephone number, including area code: (903) 983-6200
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
Item 2.01 Completion of Acquisition or Disposition of Assets
Item 3.02. Unregistered Sales of Equity Securities.
     On November 10, 2005, Martin Midstream Partners L.P. (the “Partnership”), completed its acquisition of Prism Gas Systems I, L.P. (“Prism”), a natural gas gathering and processing company with strategic and integrated gathering and processing assets located in East Texas, Northwest Louisiana and the Texas Gulf Coast. The selling parties in this transaction were Natural Gas Partners V, L.P. (“NGP”), Robert E. Dunn, William J. Diehnelt, Gene A. Adams, Phillip D. Gettig, Sharon L. Taylor and Scott A. Southard. The final purchase price was approximately $96.4 million (including the assumption of approximately $4.0 million in working capital obligations), subject to post closing reconciliations.
     The purchase price was funded through a combination of approximately $62.8 million in borrowings under the Partnership’s new credit facility described below, $5.0 million in a previously funded escrow account, $15.0 million of new equity capital provided by Martin Resource Management Corporation, the owner of the Partnership’s general partner, in exchange for 460,971 common units of the Partnership, and 295,509 common units of the Partnership, representing approximately $9.6 million of the purchase price, issued to the sellers, other than NGP. The common units were priced at $32.54 per unit, based on the average closing price of the Partnership’s common units on the Nasdaq during the ten trading days immediately preceding and immediately following the September 6, 2005 execution of the definitive purchase agreement. The common units described above were exempt from registration pursuant to either Regulation D or Section 4(2) of the Securities Act of 1933 (the “Act”), as amended, since all of the recipients of such common units were accredited investors or otherwise satisfied the requirements of Rule 506 under the Act.
     In connection with the acquisition, the Partnership entered into a $225.0 million amended and restated credit facility with a syndicate of financial institutions led by Royal Bank of Canada. The credit facility is comprised of a $130.0 million term loan facility and a $95.0 million revolving credit facility, which includes a $20.0 million letter of credit sub-limit. The revolving credit facility is used for ongoing working capital needs and general partnership purposes, and to finance permitted investments, acquisitions and capital expenditures. On November 10, 2005, the Partnership borrowed $130.0 million under the term loan facility and $52.2 million under the revolving credit facility to repay preexisting indebtedness under the Partnership’s prior credit facility and to fund a portion the purchase price paid in the acquisition as described above.
     Draws made under the credit facility are normally made to fund acquisitions, investments and for working capital requirements. As of November 10, 2005, the Partnership had $42.8 million available to draw under the revolving credit facility. The Partnership’s credit facility includes procedures for additional financial institutions to become revolving lenders, or for any existing revolving lender to increase its revolving commitment, subject to a maximum of $100.0 million for all such increases in revolving commitments of new or existing revolving lenders.
     The Partnership’s obligations under the credit facility are secured by substantially all of its assets, including, without limitation, inventory, accounts receivable, vessels, equipment and fixed assets. The Partnership may prepay all amounts outstanding under this facility at any time without penalty.
     Indebtedness under the credit facility bears interest at either LIBOR plus an applicable margin or the base prime rate plus an applicable margin. The applicable margin for revolving loans that are LIBOR loans ranges from 1.75% to 3.25% and the applicable margin for revolving loans that are base prime rate loans ranges from 0.75% to 2.25%. The applicable margin for term loans that are LIBOR loans ranges from 2.25% to 3.25% and the applicable margin for term loans that are base prime rate loans ranges from 1.25% to 2.25%. On May 1, 2006, the applicable margins will increase by 0.50% if the Partnership has not received at least $50.0 million from the issuance of its equity after November 10, 2005. The Partnership incurs a commitment fee on the unused portions of the credit facility.
     In addition, the credit facility contains various covenants, which, among other things, limit the Partnership’s ability to: (i) incur indebtedness; (ii) grant certain liens; (iii) merge or consolidate unless the Partnership is the survivor; (iv) sell all or substantially all of its assets; (v) make certain acquisitions; (vi) make certain investments; (vii) make capital expenditures; (viii) make distributions other than from available cash; (ix) create obligations for some lease payments; (x) engage in transactions with affiliates; (xi) engage in other types of business; and (xii) permit the Partnership’s joint ventures to incur indebtedness or grant certain liens.
     The credit facility also contains covenants, which, among other things, require the Partnership to maintain specified ratios of: (i) minimum net worth (as defined in the credit facility) of $75.0 million plus 50% of net proceeds from equity issuances after November 10, 2005; (ii) EBITDA (as defined in the credit facility) to interest expense of not less than 3.0 to 1.0 at the end of each fiscal quarter; (iii) total funded debt to EBITDA of not more than (x) 5.5 to 1.0 for the fiscal quarter ended September 30, 2005, (y) 5.25 to 1.00 for the fiscal quarters ending December 31, 2005 through September 30, 2006, and (z) 4.75 to 1.00 for each fiscal quarter thereafter; and (iv) total secured funded debt to EBITDA of not more than (x) 5.50 to 1.00 for the fiscal quarter ended September 30, 2005, (y) 5.25 to 1.00 for the fiscal quarters ending December 31, 2005 through September 20, 2006, and (z) 4.00 to 1.00 for each fiscal quarter thereafter.
     On November 10 of each year, commencing with November 10, 2006, the Partnership must prepay the term loans under the credit facility with 75% of Excess Cash Flow (as defined in the credit facility), unless its ratio of total funded debt to EBITDA is less than 3.00 to 1.00. If the Partnership receives greater than $15.0 million from the incurrence of indebtedness other than under the credit facility, the Partnership must prepay indebtedness under the credit facility with all such proceeds in excess of $15.0 million. Any such prepayments are first applied to the term loans under the credit facility. The Partnership must prepay revolving loans under the credit facility with the net cash proceeds from any issuance of its equity. The Partnership must also prepay indebtedness under the credit facility with the proceeds of certain asset dispositions. Other than these mandatory prepayments, the credit facility requires interest only payments on a quarterly basis until maturity. All outstanding principal and unpaid interest must be paid by November 10, 2010. The credit facility contains customary events of default, including, without limitation, payment defaults, cross-defaults to other material indebtedness, bankruptcy-related defaults, change of control defaults and litigation-related defaults.

     After giving effect to the Prism closing, the Partnership’s outstanding indebtedness includes approximately $182.2 million under its new credit facility and $9.1 million of U.S. Guaranteed Ship Financing Bonds due 2021, which were assumed in connection with the Partnership’s July 2005 acquisition of the remaining equity interests in CF Martin Sulphur L.P. not owned by it.
     A copy of the amended and restated credit agreement relating to new credit facility is filed as Exhibit 10.1 to this Current Report on Form 8-K.
     Statements about the Partnerships’ outlook and all other statements in this Current Report other than historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements and all references to financial estimates rely on a number of assumptions concerning future events and are subject to a number of uncertainties and other factors, many of which are outside the Partnership’s control, which could cause actual results to differ materially from such statements. While the Partnership believes that the assumptions concerning future events are reasonable, it cautions that there are inherent difficulties in anticipating or predicting certain important factors. A discussion of these factors, including risks and uncertainties, is set forth in the Partnership’s annual and quarterly reports filed from time to time with the Securities and Exchange Commission. The Partnership disclaims any intention or obligation to revise any forward-looking statements, including financial estimates, whether as a result of new information, future events, or otherwise.
Item 7.01. Regulation FD Disclosure.
     On November 10, 2005, the Partnership issued a press release announcing that it had completed the acquisition of Prism and entered into the amended and restated credit facility.
     A copy of the press release is furnished as Exhibit 99.1 to this Current Report. In accordance with General Instruction B.2 of Form 8-K, the information set forth herein and in the press release is deemed to be “furnished” and shall not be deemed to be “filed” for purposes of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).
Item 9.01. Financial Statements and Exhibits.
     (a) Financial Statements of Business Acquired
     In accordance with Item 9.01(a)(4) of Form 8-K, the required financial statements with respect to Prism will be provided no later than 71 days after the date that this Current Report on Form 8-K was required to be filed.
     (b) Pro Forma Financial Information
     In accordance with Item 9.01(b)(2) of Form 8-K, the required pro forma financial information will be provided no later than 71 days after the date that this Current Report on Form 8-K was required to be filed.

     (c) Exhibits

EXHIBIT
NUMBER		DESCRIPTION

10.1	—	Second Amended and Restated Credit Agreement, dated as of November 10, 2005, among Martin Operating Partnership L.P., the Partnership, each lender from time to time party thereto, and Royal Bank of Canada, as Administrative Agent and Collateral Agent.
99.1	—	Press release dated November 10, 2005.
     In accordance with General Instruction B.2 of Form 8-K, the information set forth in the press release is deemed to be “furnished” and shall not be deemed to be “filed” for purposes of the Exchange Act.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARTIN MIDSTREAM PARTNERS L.P.
	By:	Martin Midstream GP LLC, Its General Partner

Date: November 11, 2005	By:	/s/ Robert D. Bondurant
Robert D. Bondurant,
Executive Vice President and Chief Financial Officer

INDEX TO EXHIBITS

EXHIBIT
NUMBER		DESCRIPTION

10.1	—	Second Amended and Restated Credit Agreement, dated as of November 10, 2005, among Martin Operating Partnership L.P., the Partnership, each lender from time to time party thereto, and Royal Bank of Canada, as Administrative Agent and Collateral Agent.
99.1	—	Press release dated November 10, 2005.